UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2016, Sagent Pharmaceuticals, Inc., a Wyoming corporation (“Sagent WY”), and a wholly-owned subsidiary of Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Teva Pharmaceutical Industries Ltd., an Israeli corporation, acting directly or through its affiliates (“Teva”) and Actavis LLC, a Delaware limited liability company (“Allergan” and together with Teva, the “Sellers”). Pursuant to and subject to the terms and conditions in the APA, Sagent WY will acquire all right, title and interest in and to five generic injectable pharmaceutical products, including Propofol Injectable Emulsion, 1% (the “Acquisition”) , and certain assets that relate solely and exclusively to the products, in exchange for total consideration of $40.0 million (collectively, the “Transferred Assets”). Consummation of the Acquisition is subject to the receipt of Federal Trade Commission approval, as well as the satisfaction of certain customary closing conditions.

The APA contains customary representations and warranties from the Sellers regarding their capacity to enter into the APA, their ownership of and ability to sell the Transferred Assets owned by them and certain business, financial and operational matters related to Sellers. The Sellers have agreed to indemnify Sagent WY in respect of breaches of representations and warranties, and covenants, agreements and obligations, contained in and subject to certain terms, conditions and limitations specified in the APA.

The APA includes certain post-closing covenants of the Sellers, including assistance with the transfer of the technology associated with the products and transitionary supply of the products pending the transfer of such technology. In addition, the APA includes certain post-closing covenants of Sagent WY, including assumption of regulatory commitments associated with the products and transition of the manufacturing services for the products to new manufacturers.

Item 8.01 Other Events.

On June 16, 2016, the Company issued a press release announcing the entry into the APA, as described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Sagent Pharmaceuticals, Inc. Press Release, dated June 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: June 16, 2016		/s/ Michael Ward
	Name:	Michael Ward
	Title:	Chief Legal Officer and Corporate Secretary